Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 22, 2009, relating to the financial statements and financial highlights which appears in the August 31, 2009 Annual Report to Shareholders of the Marshall Large-Cap Value Fund, Marshall Large-Cap Growth Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall Small-Cap Growth Fund, Marshall International Stock Fund, Marshall Emerging Markets Equity Fund, Marshall Short-Term Income Fund, Marshall Short-Intermediate Bond Fund, Marshall Intermediate Tax-Free Fund, Marshall Government Income Fund, Marshall Corporate Income Fund, Marshall Aggregate Bond Fund, Marshall Core Plus Bond Fund, Marshall Government Money Market Fund, Marshall Tax-Free Money Market Fund and Marshall Prime Money Market Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

December 23, 2009